NEWS RELEASE
For immediate release                             Contact: Jeff Cartwright
                                                  Director, Investor Relations &
                                                  Treasurer
                                                  Phone: (858) 509-9899
                                                  jcartwright@solaintl.com


   SOLA Sets Special Meeting Date for Approval of Agreement and Plan of Merger

SAN DIEGO, CA January 14, 2005- SOLA International Inc. (NYSE:SOL) today announced that the Company will hold a special meeting of shareholders on February 28, 2005 at 3:00 p.m. at the Company's offices at 10590 West Ocean Air Drive, Suite 300, San Diego, CA 92130 for the purpose of voting on the Agreement and Plan of Merger, dated December 5, 2004, among the Company, Carl Zeiss TopCo GmbH, a German company ("GMBH") and Sun Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of GMBH. Shareholders of record of the Company as of the close of business on January 24, 2005 will be entitled to vote at the special meeting. The Company intends to mail the proxy materials in connection with the special meeting of shareholders shortly after January 24, 2005.

In connection with the proposed merger, SOLA has filed a preliminary proxy statement with the Securities and Exchange Commission (the "Commission"). SOLA will file a definitive proxy statement with the Commission and mail the same to shareholders of SOLA shortly after January 24, 2005 in connection with a special meeting of shareholders relating to shareholder approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT BECAUSE IT CONTAINS, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN, IMPORANT INFORMATION. Investors and shareholders may obtain a free copy of the preliminary proxy statement, the definitive proxy statement (when available) and other documents filed by SOLA with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the preliminary proxy statement, the definitive proxy statement (when available), and other filings with the Commission may also be obtained from SOLA.

SOLA and its officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions contemplated by the proposed merger. A description of the interests of the directors and executive officers of SOLA is set forth in the Company's preliminary proxy statement relating to the proposed merger, which was filed with the SEC on December 23, 2004 and will be set forth in the definitive proxy statement.

This press release includes forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements relating to SOLA's potential growth prospects. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of SOLA. Actual results could differ materially from the forward-looking statements as a result of, among other things, the highly competitive nature of the eyeglass lens and coating industry; SOLA's need to develop new products; potential adverse developments in the domestic and foreign economic and political environment, including exchange rates, tariffs and other trade barriers and potentially adverse tax consequences; potential difficulties in staffing and managing foreign operations; and the other factors described in SOLA's filings with the Securities and Exchange Commission. The words "believe", "expect", "will", "anticipate", "estimate", "plan", "expectation", "intention", "intend", "guidance" and similar expressions identify forward-looking statements. SOLA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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SOLA designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster-growing plastic lens segment of the global lens market, and particularly on higher-margin value-added products. SOLA's strong global presence includes manufacturing and distribution sites in three major regions: North America, Europe and Rest of World (primarily Australia, Asia and South America) and approximately 6,600 employees in 27 countries servicing customers in over 50 markets worldwide. For additional information, visit the Company's web site at www.sola.com.